UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)

(203) 404-0410
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Biohaven Pharmaceutical Holding Company Ltd. (“Biohaven” or the “Company”) today issued the following statement:

In the first full eight weeks following its launch, NURTECTM Orally Dissolving Tablet (ODT) continues to demonstrate its differentiation over competitors with the greatest week-over-week growth for new acute migraine treatments during that time period, with over 9,000 prescriptions written to date.

NURTEC ODT is the only CGRP-targeting drug using the proprietary ZYDIS® quick-dissolve ODT technology and has demonstrated a quicker onset of action than the tablet formulation without the need to take with fluids. NURTEC ODT has demonstrated a superior pharmacokinetic and efficacy profile compared to the tablet formulation. NURTEC ODT is the only CGRP-targeting drug to have return to normal functioning within hours and sustained efficacy out to 48 hours after a single dose in the approved drug label.

Due to the early success and life-cycle benefits for NURTEC ODT, Biohaven has determined it is in the Company’s best interests not to expend the resources to commercialize the standard rimegepant tablet formulation and thus, today officially withdrew the standard rimegepant tablet NDA currently pending with the U.S. Food and Drug Administration (FDA).

The decision to focus all commercialization efforts on NURTEC ODT and expand the NURTEC ODT label with an sNDA filing for prevention of migraine will allow patients the potential to benefit from a “dual acting” (acute and prevention) treatment for migraine in a simple to use and best in class ODT formulation. This decision will also allow Biohaven to optimize its resources on increasing market share of the only CGRP-targeting ODT and obviates the need for maintaining a duplicate inventory and control system for two formulations (tablet and ODT).

Forward-looking Statements
This statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of certain words, including "believe", "continue", "may", "will" and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of Biohaven's management about NURTEC ODT as an acute treatment for patients with migraine and potential preventive treatment for migraine. Factors that could affect these forward-looking statements include those related to: Biohaven's ability to effectively commercialize NURTEC ODT, delays or problems in the supply or manufacture of NURTEC ODT, complying with applicable U.S. regulatory requirements, the expected timing, commencement and outcomes of Biohaven's planned and ongoing clinical trials, the timing of planned interactions and filings with the FDA, the timing and outcome of expected regulatory filings, the potential commercialization of Biohaven's product candidates, the potential for Biohaven's product candidates to be first in class or best in class therapies and the effectiveness and safety of Biohaven's product candidates. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements. Additional important factors to be considered in connection with forward-looking statements are described in the "Risk Factors" section of Biohaven's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 26, 2020 and Biohaven’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission on May 7, 2020. The forward-looking statements are made as of this date and Biohaven does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.
	By:	/s/ Vlad Coric, M.D.
Date: May 19, 2020		Vlad Coric, M.D. Chief Executive Officer